 Exhibit 10.1

____________________________________________

L-1 IDENTITY SOLUTIONS, INC.

and

THE BANK OF NEW YORK MELLON, AS TRUSTEE

____________________________________________

First Supplemental Indenture

Dated as of July 25, 2011

to the

Indenture

Dated as of May 17, 2007

____________________________________________

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of July 25, 2011, is entered into by and among L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of May 17, 2007 (the “Indenture”), to provide for the issuance of the Company’s 3.75% Convertible Senior Notes due 2027 (the “Securities”);

WHEREAS, the Company, Safran SA, a French société anonyme (the “Parent”) and Laser Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Merger Sub”), entered into an Agreement and Plan of Merger, dated as of September 19, 2010 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and the Company will become a subsidiary of the Parent (the “Merger”);

WHEREAS, as a result of the Merger, the Company will be a subsidiary of the Parent and, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.001 (the “Common Stock”) (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) of the Merger Agreement, shares of Common Stock held by any subsidiary of the Company and Dissenting Shares, as defined in the Merger Agreement) shall be convertible into the right to receive $12.00 per share of Common Stock in cash without interest (the “Merger Consideration”);

WHEREAS, Section 12.05 of the Indenture provides, among other things, that in the case of any merger of the Company with another Person, as a result of which Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof), where, following the effective time of any Reorganization Event, the right to receive shares of Common Stock upon conversion of Securities, if any, will be changed into a right to receive the Reference Property that a Holder would have been entitled to receive upon such Reorganization Event, the Company or the Successor Company will enter into a supplemental indenture providing for the settlement of converted Securities in the Merger Consideration;

WHEREAS, as a result of the Merger, pursuant to Section 12.05 of the Indenture, the Securities will be convertible into the amount of cash receivable upon the Merger by a Holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to the Merger;

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Definitions.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENTS

Section 2.01.          Conversion of Securities into Merger Consideration.

Following the effective time of the Merger, in accordance with and subject to Section 12.05 of the Indenture, settlement of Securities converted shall be in units of the Merger Consideration for each share of Common Stock into which the Holder is entitled to convert such outstanding Security and, upon conversion of the Securities by a Holder, the Company will pay to such Holder cash in an amount equal to the amount such Holder would have received as Merger Consideration had such Holder converted its Securities at the Applicable Conversion Rate in effect immediately prior to the Merger, in accordance with the terms and conditions of the Indenture and the Securities. Such amount will be cash at a rate equal to $375 per $1,000 principal amount of Securities so converted. Any adjustments, if applicable, provided for in Article XII of the Indenture shall apply as nearly equivalent as may be practical as those that applied immediately prior to the Merger.

ARTICLE III

MISCELLANEOUS

Section 3.01.          Reference to and Effect on the Indenture.

On and after the date of this First Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires. The Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 3.02.          Governing Law.

This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03.          Trust Indenture Act Controls.

No modification of any provisions of the Indenture effected by this First Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this First Supplemental Indenture.

Section 3.04.          Trustee Disclaimer; Trust.

The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

Section 3.05.          Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

Section 3.06.          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07.          Separability.

In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

Section 3.08.          Certain Duties and Responsibilities of the Trustee.

In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or effecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first written above.

L-1 IDENTITY SOLUTIONS, INC.

By:  /s/ Robert V. LaPenta_______________
Name: Robert V. LaPenta
Title:  Chairman of the Board, President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:  /s/ Timothy W. Casey_______________
Name: Timothy W. Casey
Title:   Vice President

[Signature Page to First Supplemental Indenture]